         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.

          NEW YORK TIME ON THE EXPIRATION DATE OF November [___], 2003



CONTROL NO. _____                  MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE



                        1838 Bond-Debenture Trading Fund

                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

                  IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

                  As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $1.00 par value per share, of the 1838 Bond-Debenture Trading Fund (the "Fund"), shown above pursuant to the Primary Subscription and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege (the "Privilege") for record date Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

                  Registered owners who are participants in the Fund's Dividend Reinvestment Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan must check Box D on the reverse side of the Subscription Certificate below.

                  Registered owners who are not participants in the plan will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Generally, this will occur subsequent to the Confirmation Date. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                THE PRIMARY SUBSCRIPTION RIGHTS are TRANSFERABLE

                  PAYMENT MUST BE IN UNITED STATES DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO 1838 BOND-DEBENTURE TRADING FUND WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER OR NOTICE OF GUARANTEED DELIVERY.


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VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME
ON THE EXPIRATION DATE OF [______________, 2003]

CONTROL NO.                                               CUSIP NO. 282520 11 3

-----------



         __________ RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE

                              ACCOUNT NO._________


                        1838 BOND-DEBENTURE TRADING FUND

                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

           (COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS FORM)

                  The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights to subscribe for the Common Stock, $1.00 par value, of the 1838 Bond-Debenture Trading Fund (the "Fund") shown above, in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege (the "Privilege") for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Registered owners who are participants in the Funds Dividend Reinvestment Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings ascribed to them in the Prospectus, dated [______________], 2003, relating to the Rights. To subscribe pursuant to the Primary Subscription or the Over-Subscription Privilege, three Rights and the Subscription Price, which is $[___________], are required for each share of Common Stock. Payment of the $________ per share must accompany the Subscription Certificate. See reverse side of forms.

                                          1838 BOND-DEBENTURE TRADING FUND

                                          By:  /s/ John A. Donaldson
                                               ---------------------------------


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                  To subscribe for your Primary Subscription Shares please
complete line "A" on the card below.

Example:

100 shares = 100 rights. Note that the 100 rights will be rounded up to 102 rights, the nearest number of rights divisible by three.

102 rights divided by 3 = 34 primary subscription shares. The maximum number of Primary Subscription Shares would be 34.

        A.       34             x    $____ (Estimated         =  $_____
                (No. of              Subscription                (Payment to be
                Shares)              Price)                      Remitted)



If you are not subscribing for your full Primary Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights. To subscribe for any over-subscription shares please complete line "B" below.

PLEASE NOTE: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

PAYMENT OF SHARES: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

                Expiration Date November, 2003 (unless extended)

                                  To: EQUISERVE
                          Attention: Corporate Actions

                              By First Class Mail:
                          EquiServe Trust Company, N.A.
                                 P.O. Box 859208
                            Braintree, MA 02185-9208

                      By Express Mail or Overnight Courier:
                          EquiServe Trust Company, N.A.
                               161 Hay State Road
                               Braintree, MA 02184

                    PLEASE FILL IN ALL APPLICABLE INFORMATION

A.    Primary Subscription      ______________     x     $= _____________
      (3 Rights = 1 Share)      (No. of Shares)             (Purchase Price)

B.    Over-Subscription         ______________     x     $=              (1)
      Privilege                 (Shares)                   ----------------
                                                           (Purchase Price)

C.    Amount of Check Enclosed  =_____________
      (or amount in notice of
      guaranteed delivery)

D     IF YOU CURRENTLY PARTICIPATE IN THE FUND'S DIVIDEND REINVESTMENT PLAN AND
      WISH TO RECEIVE A CERTIFICATE, CHECK HERE [    ]

                                  By Facsimile:
                                 (781) 380-3388

With the original Subscription Certificate to be sent by mail, hand or overnight courier. Confirm facsimile by telephone to (781) 843-1833 ext. 200

                                    By Hand:
                Securities Transfer and Reporting Services, Inc.
                                  c/o EquiServe
                            100 Williams St. Galleria
                               New York, NY 10038

E. Sell any Remaining Rights [ ]

F. Sell all of my Rights [ ]

(1) The Over-Subscription Privilege can be exercised only by a Record Date Stockholder, as described in the Prospectus, and only if the Rights initially issued to him are exercised to the fullest extent possible.

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

         TO SELL: If I have checked either the box on line E or on line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)

Address for delivery of Shares if other than shown on front

If permanent change of address, check here [ ]

Please give your telephone number: (      ) ______________

Please give your e-mail address: ___________________

SECTION 2.        TO TRANSFER RIGHTS (except pursuant to E or F above):

For value received, ________ of the Rights represented by the Subscription Certificate are assigned to:

                        --------------------------------
                          (Print Full Name of Assignee)

                        ---------------------------------
                              (Print Full Address)

                        ---------------------------------
                           Signature(s) of Assignee(s)

IMPORTANT: The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your signature must be guaranteed by:

(a) a commercial bank or trust company or
(b) a member firm of a domestic stock exchange or
(c) a savings bank or credit union.




                                    Signature

                        --------------------------------
                             (Name of Bank or Firm)




                                 Guaranteed By:

                        ---------------------------------
                        (Signature of Officer and Title)